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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-64752 and Form S-8 No. 33-97720) pertaining to the Intermedia Communications of Florida, Inc. 1992 Stock Option Plan, (Form S-8 No. 03955) pertaining to the Intermedia Communications of Florida, Inc. Long Term Incentive Plan, (Form S-8 No. 333-32155) pertaining to the Intermedia Communications Inc. 1997 Equity Participation Plan and Stock Option Plan for the Benefit of Employees of DIGEX, Inc., (Form S-3 No. 33-94702) pertaining to the issuance of common stock in connection with the acquisition of Fibernet, (Form S-3 No. 33-99940) pertaining to the registration of warrants issued in connection with the 13.5% Series B Senior Notes, (Form S-3 No. 333-33415) pertaining to the registration of Depositary Shares each representing a one-hundredth interest in a share of 7% Series D Junior Convertible Preferred Stock, 7% Series D Junior Convertible Preferred Stock and Common Stock issuable as dividends on the 7% Series D Junior Convertible Preferred Stock and Common Stock issuable upon conversion of the Depositary Shares and 7% Series D Junior Convertible Preferred Stock, (Form S-3 No. 333-42999) pertaining to the issuance of Depositary Shares each representing a one-hundredth interest in a share of 7% Series E Junior Convertible Preferred Stock, 7% Series E Junior Convertible Preferred Stock and Common Stock issuable as dividends on the 7% Series E Junior Convertible Preferred Stock and Common Stock issuable upon conversion of the Depositary Shares and 7% Series E Junior Convertible Preferred Stock, (Form S-4 No.333-43001) pertaining to the registration statement of the Company's 8 7/8% Series B Senior Notes due 2008, (Form S-4 No. 333-44875) pertaining to the registration of the Company's 8 1/2% Series B Senior Notes Due 2008, (Form S-3 No. 333-45019) pertaining to registration of $500,000,000 of Debt Securities, Preferred Stock, Depositary Shares and Common Stock, (Form S-3 No. 333-46369) pertaining to the issuance of Common Stock in connection with the acquisition of the Long Distance Savers Group of companies, (Form S-3 No. 333-49575) pertaining to the issuance of common stock in connection with the acquisition of National Telecommunications of Florida, Inc. and NTC, Inc., (Form S-4 No. 333-56939) pertaining to the registration of the Company's 8.60% Series B Senior Notes due 2008, (Form S-3 No. 333-62931) pertaining to the issuance of Depository Shares each representing a one-hundredth interest in a share of 7% Series F Junior Convertible Preferred Stock, 7% Series F Junior Convertible Preferred Stock, Common Stock issuable as dividends or liquidated damages on the 7% Series F Junior Convertible Preferred Stock, Common Stock, and Common Stock issuable upon conversion of the Depositary Shares and 7% Series F Junior Convertible Preferred Stock of our report dated February 13, 1998, except for Note 20, as to which the date is March 10, 1998, with respect to the consolidated financial statements of Shared Technologies Fairchild Inc. and Subsidiaries included the amended Annual Report (Form 10-K/A) of Intermedia Communications Inc. and Subsidiaries for the year ended December 31, 1997.


                                          /s/ Ernst & Young LLP


Vienna, Virginia
January 26, 1999